Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LXSZ[2023]--ZIB021

UTime Limited

Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-265907) of UTime Limited of our report dated July 21, 2021, relating to the 2021 consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 20-F for the year ended March 31, 2023.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

August 8, 2023